4.03(i) Reduction of the Stated Amount of Certificates

                                               SINGLE             TOTAL
                                               CERTIFICATE        AMOUNT

           Class A-1 Certificates      QX5     $65.90832938       $3,394,015.33
           Class A-2 Certificates      QY3      $0.00000000               $0.00
           Class A-3 Certificates      QZ0      $0.00000000               $0.00
           Class A-4 Certificates      RA4      $0.00000000               $0.00
           Class A-5 Certificates      RB2      $0.00000000               $0.00
           Class A-6 Certificates      RC0      $0.00000000               $0.00
           Class A-7 Certificates      RD8      $0.00000000               $0.00
           Class A-8 Certificates      RE6      $0.00000000               $0.00
           Class A-9 Certificates      RF3      $0.00000000               $0.00
           Class R Certificates        RG1      $0.00000000               $0.00

                                          Total Amount             3,394,015.33

   Aggregate amount of any Principal Prepayments                   3,218,623.56


4.03(ii) Amount of distribution representing interest.

                                         SINGLE              TOTAL
                                       CERTIFICATE           AMOUNT

 Class A-1 Certificates                $2.79414459         $143,887.27
 Class A-2 Certificates                $5.08333326         $222,944.83
 Class A-3 Certificates                $5.12500000         $177,975.88
 Class A-4 Certificates                $5.29166667         $158,607.13
 Class A-5 Certificates                $5.54166667         $125,529.83
 Class A-6 Certificates                $5.87500000         $280,584.13
 Class A-7 Certificates                $5.91666667          $81,022.83
 Class A-8 Certificates                $6.12500000         $158,660.14
 Class A-9 Certificates                $5.83333333         $175,000.00
 Class R Certificates                  $0.00000000               $0.00


                                  Total Amount             1,524,212.04


4.03(iii) Amount of interest shortfall                             0.00

4.03(iv) Stated Amount of Certificates after this Distribution

                                ORIGINAL              SINGLE              TOTAL
                                BALANCE            CERTIFICATE            AMOUNT
Class A-1 Certificates       51,496,000.00         $502.39227979      $25,871,192.84
Class A-2 Certificates       43,858,000.00       $1,000.00000000      $43,858,000.00
Class A-3 Certificates       34,727,000.00       $1,000.00000000      $34,727,000.00
Class A-4 Certificates       29,973,000.00       $1,000.00000000      $29,973,000.00
Class A-5 Certificates       22,652,000.00       $1,000.00000000      $22,652,000.00
Class A-6 Certificates       47,759,000.00       $1,000.00000000      $46,759,000.00
Class A-7 Certificates       13,694,000.00       $1,000.00000000      $13,694,000.00
Class A-8 Certificates       25,903,697.00       $1,000.00000000      $25,903,697.00
Class A-9 Certificates       30,000,000.00       $1,000.00000000      $30,000,000.00
Class R Certificates                200.00             $0.000000               $0.00

                                                             Total    274,437,889.84

4.03 (v)  The Pool Stated Principal Balance
          for the following Distribution Date                   $277,138,455.91

          Amount of Over-collateralization                        $2,700,566.07

4.03(vi)  Amount of the Master Servicing Fees paid to or retained by the
          Master Servicer with respect to such Distribution Date      29,222.13

4.03(vii) Pass-Through Rate and for each Class of Certificates

      Class A-1 Certificates                        5,90000000%
      Class A-2 Certificate                         6.10000000%
      Class A-3 Certificates                        6.15000000%
      Class A-4 Certificates                        6.35000000%
      Class A-5 Certificates                        6.65000000%
      Class A-6 Certificates                        7.05000000%
      Class A-7 Certificates                        7.10000000%
      Class A-8 Certificates                        7.35000000%
      Cass A-9 Certificates                         7.00000000%
      Class R Certificates                          7.00000000%

4.03(viii)     Amount of Advances included in the distribution on such
               Distribution Date                    65,944.39

               Aggregate amount of Advances outstanding
               as of the close of business on such
               Distribution Date                     83,937.85

4.03(ix) The number and aggregate principal amounts of Mortgage Loans delinquent

                   30 to 59 days            50                    6,580,612.66
                   60 to 89 days             6                      971,958.07
                     90  or more             5                      639,781.67

The number and aggregate principal amounts of Mortgage Loans in foreclosure

                   In foreclosure           10                    1,502,028.78


4.03(x) The aggregate dollar amount of Scheduled Payments for each of Mortgage
        Loan for the preceeding 12 calendar months or all calendar months since cut-off date

     (a)   All outstanding Mortgage loans on each Due Date                0.00

     (b)   Delinquent 60 days or more on each of the Due Dates            0.00

4.03(xi) Loan number and Stated Principal Balance of any Mortgage loan that became an REO Property during the preceding calendar month
                                             0                            0.00

4.03(xii) Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date. 1 430,000.00

4.03(xiv) Aggregate amount of Realized Losses incurred during the preceding
          calendar month                                                  0.00
          Aggregate amount of Realized Losses through Distribution
          Date                                                            0.00

4.03(xv)       Net Excess Cash Flow                                       $0.00
               MBIA Premium Amount                                        $0.00
               Current Subordinated Amount                                $0.00
               Required Subordinated Amount                       $2,700,566.07

               Special Hazard Loss Coverage Amount                 2,805,324.71
               Required Fraud Loss Coverage                        2,413,945.00
               Current Bankruptcy Amount                              75,000.00